Exhibit 99.1

Amendment to Employment and Non-Competition Agreement

This Amendment to Employment and Non-Competition Agreement (this “Amendment”) is entered into as of July 25, 2005, by and between Zones, Inc. (“Parent”), Zones Corporate Solutions, Inc. (the “Company,”) and Christina Corley (the “Associate”).

Recitals

A.    On March 31, 2003, Parent, Corporate PC Source, Inc. (the predecessor to the Company), and the Associate entered into an Employment and Non-Competition Agreement (the “Agreement”).

B.     Corporate PC Source, Inc. has since combined with the Company in a statutory merger.

C.    The parties now desire to amend the Agreement.

Agreement

NOW, THEREFORE, based on the foregoing premises and in consideration of the commitments set forth below, Associate, Parent and Company agree as follows:

1.  Section 3 of the Agreement is hereby amended and restated in its entirety as follows:

“Incentive Bonus. In addition to Base Salary, Associate shall be paid a quarterly incentive bonus (the “Bonus”) equal to the greater of (i) $43,750, or (ii) the amount of the bonus the Associate is eligible to receive under the Parent’s bonus plans in which the Associate participates. Subject to Associate’s continued employment, the Bonus shall be payable on the last payroll date of the month following the quarter end with respect to which the Bonus is payable and be subject to income tax and other applicable withholding.”

2.  Except as amended hereby, the Agreement will remain in full force and effect.

3.  This Amendment may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

Zones Corporate Solutions, Inc.

By:	/s/ RONALD MCFADDEN	Date:	July 26, 2005
Print Name:	Ronald McFadden
Title:	Chief Financial Officer

Zones, Inc.

By:	/s/ FIROZ LALJI	Date:	July 26, 2005
Print Name:	Firoz Lalji
Title:	Chief Executive Officer

Associate

/s/ CHRISTINA CORLEY	Date:	July 25, 2005
Christina Corley

[Signature Page to Amendment to Employment and Non-Competition Agreement]